Item 77I - Terms of new or amended securities
A description of the Class 1 shares of the SunAmerica Dynamic Allocation Portfolio, SunAmerica Dynamic Strategy Portfolio, VCP Value Portfolio, VCP Total Return Balanced Portfolio, American Funds Growth SAST Portfolio, American Funds Global Growth SAST Portfolio, American Funds Growth-
Income SAST Portfolio, American Funds Asset Allocation SAST Portfolio and VCP Managed Asset Allocation SAST Portfolio is included in Post-Effective Amendment No. 85 to the Registration Statement on Form N-1A of
SunAmerica Series Trust (File No. 33-52742), which became effective on
May 1, 2016. Post-Effective Amendment No. 85 was filed on April 22, 2016 pursuant to Rule 485(b) of the Securities Act of 1933, as amended, and is incorporated herein by reference (SEC Accession No. 0001193125-16-552116).
A description of the Class 1 shares of the SA BlackRock VCP Global Multi Asset Portfolio, SA Schroders VCP Global Allocation Portfolio and SA T. Rowe Price VCP Balanced Portfolio is included in Post-Effective Amendment No. 86 to the Registration Statement on Form N-1A of SunAmerica Series Trust (File No. 33-52742), which became effective on May 11, 2016. Post-Effective Amendment No. 86 was filed on May 11, 2016 pursuant to Rule 485(b) of the Securities Act of 1933, as amended, and is incorporated herein by reference (SEC Accession No. 0001193125-16-587280).